Exhibit 16.1

January 22, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by CurrencySharesSM British Pound Sterling Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of CurrencySharesSM British Pound Sterling Trust dated January 15, 2010. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

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